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                                                                    Exhibit 23.2

        CONSENT OF RICHARD A. EISNER & COMPANY, LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-59187 on Form S-3 of Integrated Process Equipment Corp. (the "Company") of our report dated August 18, 1995, on our audit of the consolidated statements of operations, changes in stockholders' equity and cash flows of the Company for the year ended June 30, 1995, which report is included in the Company's 1997 Annual Report on Form 10-K and to the reference to our firm under the heading "Experts" in the registration statement.



                                       /s/ Richard A. Eisner & Company, LLP



New York, New York
July 17, 1998